Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Parkway Acquisition Corp. of our report dated March 23, 2018, relating to the consolidated financial statements of Parkway Acquisition Corp., appearing in the Annual Report on Form 10-K of Parkway Acquisition Corp. for the year ended December 31, 2017.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

April 13, 2018